Exhibit 15

AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 12, 2024

The Board of Directors and Shareholders of

The Boeing Company

929 Long Bridge Drive

Arlington, VA 22202

We are aware that our report dated July 31, 2024, on our review of interim financial information of The Boeing Company and subsidiaries appearing in The Boeing Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, is included in this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois